Exhibit (j)(1)

SPICER JEFFRIES LLP

Certified Public Accountants

4601 DTC BOULEVARD • SUITE 700

DENVER, COLORADO 80237

TELEPHONE: (303) 753-1959

FAX: (303) 753-0338

www.spicerjeffries.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Prospectus and the Statement of Additional Information of UPHOLDINGS Compound Kings ETF (the “Fund”) and to the reference to our Firm as the Trust’s “independent registered public accounting firm.”

Denver, Colorado

December 14, 2020